Exhibit 6.6

SECOND AMENDMENT TO PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AGREEMENT (the "Second Amendment") is made effective as of August 28, 2019 ("Effective Date" ) by and between Belpointe Investments, LLC, a Delaware limited liability company ("Purchaser"), and BBC Plaza, LLC, a Florida limited liability company, and Biter Building, LLC, a Florida limited liability company (collectively, "Seller").

RECITALS

WHEREAS, Purchaser and Seller are parties to that certain Purchase Agreement dated effective June 27, 2019, as amended by Amendment to Purchase Agreement dated August 28, 2019 (hereinafter referred to collectively as the "Agreement"); and

WHEREAS, Purchaser and Seller desire to amend the Agreement as set forth herein.

TERMS

NOW, THEREFORE, the Purchaser and Seller hereby agree as follows:

1.      Recitals; Definitions. The foregoing recitals are true and correct and are incorporated herein by this reference. Capitalized terms used herein but not defined shall have the respective meanings attributed to them in the Agreement.

2.       Inspection Period, Notwithstanding anything to the contrary contained in the Agreement, the Inspection Period shall expire at 5 p.m., Eastern time, on August 29, 2019.

3.       Ratification. Except as specifically modified by this Second Amendment, all of the terms, covenants and conditions of the Agreement are hereby ratified and confirmed, and shall be and remain in full force and effect. To the extent anything contained herein conflicts with the terms of the Agreement, this Second Amendment shall prevail.

4.       Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement that shall be enforceable as one complete document. This Second Amendment may be accepted and signed in electronic form and the same shall be binding upon the parties.

5.       Authority. Each of the parties hereto represents and warrants to the other that the person executing this Second Amendment on behalf of such party has the full right, power and authority to enter into and execute this Second Amendment on such party's behalf and that no consent or approval from any other person or entity is necessary as a condition precedent to the legal effect of this Second Amendment, or, if any such consent or approval is required, that all such consents or approvals have been obtained as of the date of execution of this Second Amendment.

6.      Merger. All prior understandings and agreements between the parties with respect to the subject matter of this Second Amendment are merged within this Second Amendment, which alone fully and completely sets fully the understanding of the parties with respect thereto. This Second Amendment may not be changed or modified nor may any of its provisions be waived orally or in any manner other than by a writing signed by the party against whom enforcement of the change, modification or waiver is sought.

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7.       Effectiveness. This Second Amendment shall become binding and effective only upon the execution and delivery of this Second Amendment by both Purchaser and Seller.

8.       Interpretation. The headings to sections of this Second Amendment are for convenience only and shall not be used in interpreting this Second Amendment. Purchaser and Seller have each had the opportunity to be represented by counsel in the negotiations and preparation of this Second Amendment; therefore, this Second Amendment will be deemed to be drafted by both Purchaser and Seller, and no rule of construction will be invoked respecting the authorship of this Second Amendment.

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IN WITNESS WHEREOF the parties hereto have duly executed this Second Amendment to be effective as of the Effective Date.

SELLER(S):

BBC Plaza, LLC
A Florida limited liability company

By:
Name: David Chessler
Title: Manager

BITER BUILDING, LLC
A Florida limited liability company

By:
Name: Jesse Biter
Title: Manager

PURCHASER:

Belpointe Investments, LLC
a Delaware limited liability company

By:
Name:
Title:
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IN WITNESS WHEREOF the parties hereto have duly executed this Second Amendment to be effective as of the Effective Date,

SELLER(S):

BBC Plaza, LLC
A Florida limited liability company

By:
Name: David Chessler
Title: Manager

BITER BUILDING, LLC
A Florida limited liability company

By:
Name: Jesse Biter
Title: Manager

PURCHASER:

Belpointe Investments, LLC
a Delaware limited liability company

By:
Name:
Title: